EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
 Stockholders' of Global Fantasy Sports Limited and Global Fantasy Sports Inc.
We have audited the accompanying combined consolidated balance sheets of Global Fantasy Sports Limited and  Global Fantasy Sports Inc. (the "Company") as of December 31, 2015 and 2014, and the related combined consolidated statements of operations and comprehensive loss, changes in stockholders' deficit, and cash flows for the years then ended. The Company's management is responsible for these combined consolidated financial statements. Our responsibility is to express an opinion on these combined consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the combined consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.
The accompanying combined consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the combined consolidated financial statements, the Company has recurring losses, and anticipates needing additional capital in order to execute its current business plan.  These conditions raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2.  The combined consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.  If the Company is unable to successfully raise additional capital to satisfy its obligations, there could be a material adverse effect on the Company.

/s/  Friedman LLP
      Friedman LLP
East Hanover, New Jersey
May 16, 2016

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
COMBINED CONSOLIDATED BALANCE SHEETS
(Expressed in United States dollars)

	December 31,	December 31,
	2015	2014

ASSETS
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS	$389,791	$28,241
TOTAL CURRENT ASSETS	389,791	28,241

PROPERTY AND EQUIPMENT	15,355	11,847
OTHER ASSETS	3,376	2,215
INTANGIBLE ASSETS	990,592	666,709
TOTAL ASSETS	$1,399,114	$709,012

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
ACCOUNT PAYABLE AND ACCRUED LIABILITIES	$56,851	$12,284
STOCKHOLDER LOAN	-	1,083,605
SHORT TERM NOTE	724,185	-
TOTAL CURRENT LIABILITIES	781,036	1,095,889

TOTAL LIABILITIES	781,036	1,095,889

COMMITMENTS

STOCKHOLDERS' EQUITY (DEFICIENCY)

Common Stock: 20,000,000 Authorised, 10,000,000 and 1,000 outstanding as of December 31, 2015 and December 31, 2014, respectively.	1,512,050	155

Common Stock : 100 Authorised, 100 outstanding as of December 31, 2015.	1,000	-

Accumulated Other Comprehensive Income	15,663	13,484
Accumulated Deficit	(910,635)	(400,516)
Total equity (deficit)	618,078	(386,877)

Total liabilities & equity (deficit)	$1,399,114	$709,012

The accompanying notes are an integral part of these combined consolidated financial statements.

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Expressed in United States dollars)

	December 31,	December 31,
	2015	2014

SALES	$-	$-

OPERATING EXPENSES
GENERAL AND ADMINISTRATIVE	486,346	210,671
DEPRECIATION AND AMORTIZATION	6,472	6,296
TOTAL OPERATING EXPENSES	492,818	216,967

LOSS FROM OPERATIONS	492,818	216,967

OTHER INCOME (EXPENSE)
FOREIGN CURRENCY EXCHANGE (GAIN)	9,616	9,559
Interest Expense	(26,917)	-
	(17,301)	9,559

NET LOSS	$(510,119)	$(207,408)

Other comprehensive Income
Currency translation gain	2,179	24,301

Comprehensive loss	$(507,940)	$(183,187)

The accompanying notes are an integral part of these combined consolidated financial statements.

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in United States dollars)

	December 31, 2015	December 31, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(510,119)	$(207,408)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	6,472	6,296

Changes in operating liabilities
Accounts payable and accrued liabilities	51,026	7,091
Other assets	(2,028)
Net cash (used in) operating activities	(454,649)	(194,021)

CASH FLOWS FROM INVESTING ACTIVITIES
Deposits	---	2,073
Capitalization of intangible assets	(366,303)	(488,892)
Acquisition of property and equipment	(11,192)	(4,668)

Net cash used in investing activities	(377,495)	(491,487)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shareholder loan	466,661	684,091
Proceeds from short term note	724,185	---
Net cash provided by financing activities	1,190,846	684,091

Effect of exchange rates on cash	2,848	5,938

Net increase in cash, and cash equivalents, during the year	361,550	4,521

Cash, and cash equivalents, beginning of year	28,241	23,720

Cash, and cash equivalents, end of year	$389,791	$28,241

Supplemental disclosures of cash flow information
Cash paid for interest	$-	$-

Supplemental schedule of non-cash investing and financing
Conversion of stockholder loan to equity	$1,511,895	$-

The accompanying notes are an integral part of these combined consolidated financial statements.

GLOBAL FANTASY SPORT LIMITED and GLOBAL FANTASY SPORTS INC.
COMBINED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
(Expressed in United States dollars)

			Accum. Other		Total
	Common Stock		Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Income (Loss)	Deficit	Equity (Deficiency)

Balances at December 31, 2013	1,000	$155	$(10,817)	$(193,108)	$(203,770)

Foreign currency translation adjustments	-		24,301		24,301
Net Loss	-			(207,408)	(207,408)
Balances at December 31, 2014	1,000	155	13,484	(400,516)	(386,877)

Debt Conversion	9,999,000	1,511,895			1,511,895
Issuance of Common Stock	100	1,000			1,000
Foreign currency translation adjustments			2,179		2,179
Net Loss	-	-	-	(510,119)	(510,119)
Balances at December 31, 2015	10,000,100	$1,513,050	$15,663	$(910,635)	$618,078

The accompanying notes are an integral part of these combined consolidated financial statements.

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
NOTES TO THE COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)

1.    NATURE OF OPERATIONS

Global Fantasy Sports Limited (the "GFSL") was incorporated on July 1, 2013 under the Gibraltar Companies Act. GFSL registered and records office is at G1 Haven Court, 5 Library Ramp, Gibraltar, GX11 1AA.

Global Fantasy Sports Inc (GFSI) was incorporated on March 1 2015. GFSI registered and records office is at 90311 Overseas Highway, Tavernier, Florida, 33070 United States of America.  How Far Games LLC (the "HFG") was incorporated on 18th of June, 2013 with its registered office is at 11/1 Iaroslaviv Val/ Ivana Franka Street, 01030, Kiev, Ukraine.

The principal current activity of the companies is the development of software relating to fantasy sports games, with the intention to commercialise the games as soon as possible.  GFSL, GFSI and HFG are hereafter collectively referred to as "the Company".

2.     GOING CONCERN UNCERTAINTY

These financial statements have been prepared by management on a going concern basis which assumes that the Company's will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred ongoing losses.  The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future.  Management believes they will have to raise additional funds for the upcoming fiscal year in order to maintain its operations and planned activities.  These material uncertainties may cast significant doubt upon the Company's ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

3.     SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINED CONSOLIDATION

The combined consolidated financial statements include the accounts of Global Fantasy Sports Limited and its subsidiaries How Far Games LLC and Global Fantasy Sports Inc., which are controlled by the common ownership.  All significant intercompany transactions and balances are eliminated.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
NOTES TO THE COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)

3.    SIGNIFICANT ACCOUNTING POLICIES ( continued )

CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily attributable to its cash.  The Company's policy is to maintain its cash with high credit quality institutions to limit loss exposure.  During the years ended December 31, 2015 and 2014, the Company had cash balances in excess of the United States federally insured limits of $250,000.

INTANGIBLE ASSETS

Intangible assets represent the costs incurred by GFSL and its subsidiary in the development of the fantasy games software. Software costs will be amortized on a straight-line basis once they have been commercialized over a period of seven years.    These costs are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is calculated over the estimated useful lives of four years.

IMPAIRMENT OF LONG-LIVED ASSETS

At the end of each reporting period, the Company's assets are reviewed to determine whether there is any indication that those assets may be impaired. If such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment, if any. The recoverable amount is the higher of fair value less costs to sell and value in use. Fair value is determined as the amount that would be obtained from the sale of the asset in an arm's length transaction between knowledgeable and willing parties. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. If the recoverable amount of an asset is estimated to be less than its carrying amount, the carrying amount of the asset is reduced to its recoverable amount and the impairment loss is recognized in the profit or loss for the period. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash generating unit to which the asset belongs.

INCOME TAXES

Income tax expense comprises current and deferred tax. Income tax is recognized in profit or loss except to the extent that it relates to items recognized directly in equity.  Current tax expense is the expected tax payable on taxable income for the year, using tax rates enacted or substantively enacted at period end, adjusted for amendments to tax payable with regards to previous years.

Deferred tax is recorded by providing for temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Temporary differences are not provided for relating to goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect neither accounting or taxable loss, nor differences relating to investments in subsidiaries to the extent that they will probably not reverse in the foreseeable future. The amount of deferred tax provided is based on the expected manner of realization or settlement of the carrying amount of assets and liabilities, using tax rates enacted or substantively enacted at the statement of financial position date.

A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized.

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
NOTES TO THE COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)

3.      SIGNIFICANT ACCOUNTING POLICIES ( continued )

FOREIGN CURRENCY TRANSLATION

We use the U.S. Dollar as the reporting currency for our financial statements.

The Functional currency is the currency of the primary economic environment in which an entity operates.

The functional currency of Global Fantasy Sports Limited., is the British pound; and the functional currency of How Far Games is Ukrainian Hryvnia, UAH, the currency of Ukraine.

Transactions in currencies other than the functional currency of a specific entity are recorded at exchange rates prevailing on the dates of the transactions. At the end of each reporting period, the monetary assets and liabilities of the entity denominated in foreign currencies are translated at the rate of exchange at the financial reporting date while non-monetary assets and liabilities are translated at historical rates. Revenues and expenses are translated at the exchange rates approximating those in effect on the date of the transactions. Exchange gains and losses arising on translation are included in the statements of profit or loss.

The financial statements of entities that have a functional currency different from that of the Companies ("foreign operations") are translated into United States dollars as follows: assets and liabilities – at the closing rate at the date of the statement of financial position, and income and expenses – at the average rate of the period (as this is considered a reasonable approximation to actual rates). All resulting changes are recognized in other comprehensive income as currency translation differences and taken into a separate component of equity.

COMPREHENSIVE LOSS

Comprehensive loss consists of two components, net loss and other comprehensive income (loss)   Other comprehensive loss refers to revenue, expenses, gains, and losses that are recorded as an element of stockholders' equity but are excluded from net income.   Other comprehensive income consists of foreign currency translation adjustments from those entities not using the US Dollar as their functional currency.

FINANCIAL INSTRUMENTS

The Company applies a three-level hierarchy to reflect the significance of the inputs used in making fair value measurements. The three levels of fair value hierarchy are:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities; and
Level 2 - Inputs other than quoted prices that are observable for assets or liabilities, either directly or indirectly; and
Level 3 - Inputs for assets or liabilities that are not based on observable market data.

The Company's financial instruments consist of cash, deposits, accounts payable and accrued liabilities and convertible notes.  The carrying values of the Company's financial instruments approximate their fair values due to the relatively short term nature of these instruments.

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
NOTES TO THE COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars).

3.      SIGNIFICANT ACCOUNTING POLICIES (continued)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606) ("ASU 2014-09"), which supersedes existing revenue recognition guidance under GAAP.  The standard's core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services. The standard defines a five-step process to achieve this principle, and will require companies to use more judgement and make more estimates than under the current guidance.  The Company expects that these judgements and estimates will include identifying performance obligations in the customer contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance consideration.  ASU 2014-09 also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which delays the effective date of ASU 2014-09 such that the standard is effective for public entities for annual periods beginning after December 15, 2017 and for interim periods within those fiscal years.  Early adoption of the standard is permitted for annual periods beginning after December 15, 2016.  The Company is currently evaluating the impact of the adoption of ASU 2014-09 will have on its financial statements.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern (ASU 2014-15). The amendments in this update will explicitly require a company's management to assess an entity's ability to continue as a going concern and to provide related footnote disclosures in certain circumstances.  The new standard will be effective in the first annual period ending after December 15, 2016.  Early application is permitted.  The Company is currently evaluating the potential impact of the adoption of this standard, but believes its adoption will have no impact on its financial position, results of operations or cash flows.

In November 2014, the FASB issued ASU No. 2014-16, Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share Is More Akin to Debt or to Equity ("ASU 2015-16").  The guidance requires an entity to determine the nature of the host contract by considering all stated and implied substantive terms and features of the hybrid financial instrument, weighing each term and feature on the basis of relevant facts and circumstances (commonly referred to as the whole-instrument approach).  ASU 2014-16 applies to all entities and is effective for annual periods beginning after December 15, 2015, and interim periods thereafter.  Early adoption is permitted.  The Company is currently evaluating the impact that the adoption is permitted.  The Company is currently evaluating the impact that the adoption of ASU 2014-16 will have on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes ("ASU 2015-17").  ASU 2015-17 requires deferred tax liabilities and assets to be classified as noncurrent in the balance sheet.  ASU 2015-17 is required to be adopted for annual periods beginning after December 15, 2016, including interim periods within that annual period.  The amendment may be applied either prospectively to all deferred tax liabilities and assets or retrospectively to all periods presented.  The Company is currently evaluating the impact that the adoption of ASU 2015-17 will have on its financial statements.

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
NOTES TO THE COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars).

4.        PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	December 31,	December 31,
	2015	2014
Cost:
Furniture & Equipment	$32,956	$24,680
Accumulated depreciation	$(17,601)	$(12,833)
Property & equipment, net	$15,355	$11,847

Depreciation of property and equipment amounted to $ 6,472 and $ 6,296 for the years ended December 31, 2015 and 2014, respectively.

5.         INTANGIBLE ASSETS

	December 31,	December 31,
	2015	2014

Capitalized Software Cost	$990,592	$666,709
Less accumulated Amortization	-	-
	$990,592	$666,709

As of December 31, 2015 and through the date of this report the Company's fantasy sports games are still in development.  It is expected they will become available for commercial use in 2016.

6.         SHORT TERM LOAN

In November 2015, GFSI entered into an agreement with a third party funding provider. The facility limit is $1,200,000 and is due on May 31, 2016 unless extended.  All drawdowns are subject to an initial fee of 2.5% and interest is charged monthly at the rate of 1%. As of December 31, 2015 $751,706 including accrued interest and fees had been drawdown, the balance of the facility remaining is $448,294.  The loan is secured by all of the Company's intellectual property.

7.         SHAREHOLDER LOANS

The Company has received funding from subordinated convertible loans. These loans carried Nil interest charge and a stated repayment date of December 31, 2015.  During 2015, these loans were converted into equity in accordance with its original terms.

8.         COMMITMENTS

The Company has two lease agreements which are renewable annually therefore there are no future commitments.

GLOBAL FANTASY SPORTS LIMITED and GLOBAL FANTASY SPORTS INC.
NOTES TO THE COMBINED CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in United States dollars)

9.        INCOME TAXES

Loss from operations before income taxes was allocated between the U.S. and foreign components for the years ended December 31, 2015 and 2014 as follows:

	For years ended December 31,
	2015	2014

United States	$(198,322)	$-
Foreign	$(311,797)	$(204,600)
	$510,119	$207,408

As of December 31, 2015 and 2014, the Company had foreign Net Operating Loss ("NOL") carry forwards of approximately $712,000 and $400,000 respectively, which have indefinite lives.  As of December 31, 2015 the Company had U.S. Net Operating Loss ("NOL") carry forwards of approximately $198,000, which expire beginning in 2036.  A deferred tax has been established for these NOL carry forward's but have been offset by a full valuation allowance.

10.      SUBSEQUENT EVENTS

On May 26, 2016 the Company was acquired by Satya Worldwide Inc. pursuant to a Share Exchange and Reorganize Agreement (the "Agreement"). Pursuant to the Agreement, the shareholders of the Company exchanged all of their shares in the Company for a total of 27,000,000 newly issued shares of Satya Worldwide Inc. As part of its compensation for its advisory services to GFS in connection with the transaction, the Company will issue Baytree Capital Partners LLC a warrant for the purchase of 800,000 shares of common stock having a term of five years and a price of $ 0.50 per share.  In addition, the Company incurred approximately $ 344,000 of professional and acquisition costs with respect to the Agreement.  As of April 30, 2016, the remaining available balance of the Short Term Loan is approximately $147,000 and the maturity date of the loan has been extended for six months until November 30, 2016.  Under a sale agreement dated May 6, 2016, GFS Ltd sold all of its rights to its intellectual property relating to the fantasy games software and its ownership of How Far Games LLC to Global Fantasy Sports Inc. in exchange for 14,000,000 shares of Global Fantasy Sports Inc. at par value.